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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 13, 1999




                           ONYX Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)



      Delaware                        0-2829                 94-3154463
(State of jurisdiction)         (Commission File No.)           (IRS Employer
                                                             Identification No.)



                               3031 Research Drive
                               Richmond, CA 94806
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (510) 222-9700


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Item 5.  Other Events

Collaboration Agreement with Warner-Lambert Company

On October 13, 1999, Warner-Lambert Company and ONYX Pharmaceuticals, Inc. (the Registrant") entered into a research, development and marketing collaboration, effective September 1, 1999, to develop and commercialize novel biologics for the treatment of human cancer. Under the agreement, the companies will jointly develop and commercialize the Registrant's Phase III anticancer product, ONYX-015, and develop and commercialize two new armed anticancer therapeutic viruses.

The scope of the research program includes the research and development of ONYX-015 for local/regional and systemic administrations and two new armed products, as well as related process technology and reagents. The new products under investigation will both be armed adenovirus that selectively replicate in and kill cancer cells based on abnormal p53 pathway function. One product will be genetically engineered to deliver a prodrug-converting enzyme, thus enabling the selective activation of a chemotherapeutic drug within targeted tumors. The class of gene used to arm the second product will be determined during the collaboration.

Under terms of the agreement, Warner-Lambert will make an upfront payment and equity investment in Onyx over the first two years of the agreement totaling $15 million, and will also provide $40 million in funding for the Phase III clinical trials and other ongoing clinical development studies for ONYX-015. In addition, Warner-Lambert will provide support for the research and development of the two new products. Beyond the committed funding, Warner-Lambert may pay over $100 million to the Registrant on the achievement of milestones for the products. The clinical development costs of the products will be shared 75% by Warner-Lambert and 25% by Onyx, after Warner-Lambert has provided the committed funding for ONYX-015.

Warner-Lambert and the Registrant will co-promote ONYX-015 and the two new products in the United States and Canada, and will share equally in resulting profits. Warner-Lambert will commercialize the products in the rest of the world and will pay the Registrant a royalty on net sales. The terms and conditions of the collaboration are set forth in the Collaboration Agreement, dated October 13, 1999 and effective September 1, 1999, filed herewith as
Exhibit 10.26 and the press release announcing such collaboration is filed herewith as Exhibit 99.1. Both exhibits are incorporated herein by reference.

Sales of Equity Securities Pursuant to Regulation D.

On January 18, 2000, the Registrant issued and sold 2,000,000 shares of its Common Stock at a purchase price of $9.00 per share in a private placement to four institutional investors. The Registrant received an aggregate of $18.0 million from the private placement. The issuance and sale of the Registrant's Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated


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thereunder. The Registrant has agreed to file a registration statement with the Securities and Exchange Commission to cover resales of these shares from time to time by the investors. The terms and conditions of the private placement are set forth in the Stock Purchase Agreement, dated January 18, 2000 filed herewith as Exhibit 10.27 and the press release announcing such private placement is filed herewith as Exhibit 99.2. Both exhibits are incorporated herein by reference.

Sale of Equity Securities under Regulation D

On February 24, 2000, the Registrant issued and sold 279,470 shares of its Common Stock at a purchase price of $17.891 per share pursuant to the exercise of the First Put (as defined thereunder) contained in the Stock Put and Purchase Agreement dated October 13, 1999 and effective September 1, 1999. The Registrant received an aggregate of $5,000,000 from the exercise of the First Put. The issuance and sale of the Registrant's Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated thereunder. The terms and conditions of the First Put are set forth in the Stock Put and Purchase Agreement, dated October 13, 1999 and effective September 1, 1999, filed herewith as Exhibit 10.28 which is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(c)      Exhibits.


EXHIBIT
NUMBER            DESCRIPTION

10.26*            Collaboration Agreement between the Registrant and
                  Warner-Lambert Company dated October 13, 1999 and effective September 1, 1999.
10.27             Stock Put and Purchase Agreement between the Registrant and
                  Warner-Lambert Company dated October 13, 1999 and effective September 1, 1999.
10.28             Stock Purchase Agreement between the Registrant and the investor dated January 18, 2000.
99.1              Press Release, dated October 18, 1999.
99.2              Press Release, dated January 19, 2000.



                       *Confidential treatment requested.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ONYX Pharmaceuticals, Inc.



Dated:   February 28, 2000                   By: /s/ Hollings C. Renton
                                                --------------------------
                                                      Hollings C. Renton
                                                      President and Chief
                                                      Executive Officer



Dated:   February 28, 2000                   By: /s/ Marilyn Wortzman
                                                --------------------------
                                                      Marilyn Wortzman
                                                      Corporate Controller



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION

10.26*            Collaboration Agreement between the Registrant and Warner-
                  Lambert Company dated October 13, 1999 and effective September 1, 1999.
10.27             Stock Put and Purchase Agreement between the Registrant and
                  Warner-Lambert Company dated October 13, 1999 and effective September 1, 1999.
10.28             Stock Purchase Agreement, dated January 18, 2000.
99.1              Press Release, dated October 18, 1999.
99.2              Press Release, dated January 19, 2000.


*Confidential treatment requested.

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